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                                   Exhibit 4.5




                                 AMENDMENT NO. 1
                                       TO
                          CREDIT AND SECURITY AGREEMENT


         This AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (this "Amendment"), made as of this 17th day of March, 1999, among PARAGON CORPORATE HOLDINGS INC. ("Borrower"), certain financial institutions listed on the signature pages hereto (the "Banks"), KEY CORPORATE CAPITAL INC., as Letter of Credit Bank (the "Letter of Credit Bank"), and KEY CORPORATE CAPITAL INC. as Agent for the Banks and the Letter of Credit Bank (the "Agent"),


                              W I T N E S S E T H :


         WHEREAS, the Borrower, the Banks, the Letter of Credit Bank and the Agent have entered into that certain Credit and Security Agreement, dated as of April 1, 1998 (the "Credit Agreement"), pursuant to which the Agent, the Banks and the Letter of Credit Bank have made certain loans and other financial accommodations available to Borrower;


         WHEREAS, the Borrower has failed to comply with certain covenants of the Credit Agreement and desires that the Agent and the Banks waive such noncompliance; and


         WHEREAS, the Borrower, the Banks, the Letter of Credit Bank and the Agent desire to amend the Credit Agreement as hereinafter set forth;


         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks, the Letter of Credit Bank and the Agent do hereby agree as follows:

1. DEFINED TERMS.


Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2. AMENDMENT TO THE CREDIT AGREEMENT.

         2.1 AMENDMENT TO SECTION 8.4(b). Section 8.4(b) is amended to read as follows:

                  (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower shall not at any time permit:
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                  (i) the Consolidated Fixed Charge Coverage Ratio of the
         Borrower as at the end of any of the following Cumulative Four Fiscal Quarter Periods of the Borrower to be less than the ratio set forth opposite such Cumulative Four Fiscal Quarter Period:


              CUMULATIVE FOUR FISCAL QUARTER              CONSOLIDATED FIXED CHARGE COVERAGE
                       PERIOD ENDING                                     RATIO
              ------------------------------              -----------------------------------
                     March 31, 1999                                   1.00 to 1.0
                     June 30, 1999                                    1.00 to 1.0
                     September 30, 1999                               1.00 to 1.0

                     December 31, 1999                                1.10 to 1.0
                     March 31, 2000                                   1.10 to 1.0
                     June 30, 2000                                    1.10 to 1.0
                     September 30, 2000                               1.10 to 1.0

                     December 31, 2000, and
                     each Cumulative Four
                     Fiscal Quarter
                     Period thereafter                                1.20 to 1.0


                           (ii) the Consolidated Fixed Charge Coverage Ratio of
                  Curtis as at the end of any Cumulative Four Fiscal Quarter Period of the Borrower to be less than 1.20 to 1.0, or


                           (iii) the Consolidated Fixed Charge Coverage Ratio of
                  A.B. Dick as at the end of any Cumulative Four Fiscal Quarter Period of the Borrower to be less than 1.20 to 1.0.

         2.2 AMENDMENT TO ANNEX II. Annex II to the Credit Agreement is amended by deleting the definitions of "Consolidated EBITDA" and "Consolidated Fixed Charge Coverage Ratio" and replacing them with the following new definitions:


                  "CONSOLIDATED EBITDA" means, with respect to any Person and for any cumulative fiscal period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus Consolidated Interest Expense of such Person and its Subsidiaries for such period plus federal, state and local taxes of such Person and its Subsidiaries for such period plus depreciation of such Person and its Subsidiaries for such period plus amortization of such Person and its Subsidiaries for such period, plus nonrecurring expenses of A.B. Dick in 1998 associated with the relocation of A.B. Dick's corporate headquarters and the early extinguishment of certain Indebtedness of A.B. Dick for such period, plus nonrecurring expenses of the Borrower in 1998 associated with the early extinguishment of certain Indebtedness of the Borrower, plus nonrecurring expenses associated with the termination of a compensation agreement in


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         connection with the acquisition by the Borrower of Curtis, each as determined on a consolidated basis in accordance with GAAP.


                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any Cumulative Four Quarter Fiscal Period, the ratio of: (a) the sum of (i) the Consolidated EBITDA less (ii) the Consolidated Capital Expenditures (but not including Capital Expenditures of A.B. Dick in 1998 relating to the relocation of the corporate headquarters of A.B. Dick) to (b) the sum of (i) Consolidated Interest Expense plus , (ii) the scheduled principal payments in respect of Consolidated Senior Debt and Consolidated Subordinated Debt as at the Fiscal Quarter ending immediately prior to the Cumulative Four Quarter Fiscal Period in question, plus (iv) cash Distributions made by such Person to its shareholders.

3. WAIVER OF NON-COMPLIANCE.

         3.1 WAIVER. Subject to and conditioned on the effectiveness of this Amendment, the Agent and each Bank hereby waives, as of the date of this
Amendment:

                  (a) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(a)(ii) of the Credit Agreement that Borrower not permit the Consolidated EBITDA of A.B. Dick to be less than $10,250,000 for the Cumulative Four Fiscal Quarter Period ending on December 31, 1998;

                  (b) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(b)(i) of the Credit Agreement that Borrower not permit the Consolidated Fixed Charge Coverage Ratio of the Borrower to be less than 1.20 to 1.0 for the Cumulative Four Fiscal Quarter Period ending on December 31, 1998; and

                  (c) solely with respect to defaults waived pursuant to Sections 3.1(a) and 3.1(b) of this Amendment, any Event of Default under Section 9.4 of the Financing Agreement.

         3.2 LIMITATION ON WAIVERS. The waivers granted herein are limited strictly to their terms, apply only to the specific waivers described herein, do not extend to or affect any of the Borrower's other obligations contained in the Credit Agreement or any other related documents and do not impair any rights consequent thereon. Except as expressly set forth herein, nothing contained herein will be deemed to be a waiver of, or will in any way impair or prejudice, any rights of the Agent, the Banks or the Letter of Credit Bank under the Credit Agreement. Neither the Agent nor any Bank has any obligation to issue any other or further waiver with respect to the subject matter hereof or of any other matter, and, except as expressly provided herein, the Credit Agreement and all documents, instruments and agreements related thereto are ratified and confirmed in all respects and will continue in full force and effect.




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4. REPRESENTATIONS AND WARRANTIES.


Borrower hereby represents and warrants as follows:

         4.1 THE AMENDMENT. This Amendment has been duly and validly executed by an authorized executive officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

         4.2 CLAIMS AND DEFENSES. As of the date of this Amendment, neither the Borrower nor any of the Subsidiary Guarantors has any defenses, claims, counterclaims or setoffs with respect to the Credit Agreement, the Loan Documents or any Obligations thereunder or with respect to any actions of the Agent, the Banks, the Letter of Credit Bank or any of their respective officers, directors, shareholders, employees, agents or attorneys, and the Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Agent, the Banks and the Letter of Credit Bank, and each of their respective officers, directors, shareholders, employees, agents and attorneys, from the same.

         4.3 CREDIT AGREEMENT. The Credit Agreement, as previously amended and as further amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

         4.4 NONWAIVER. Except as set forth in Section 3 of this Amendment, the execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Agent, any Bank or the Letter of Credit Bank under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, except as set forth in Section 3 of this Agreement, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement as previously amended and as further amended by this Amendment.

         4.5 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as previously amended and as further amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as previously amended and as further amended hereby.

5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO. 1.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the fulfillment of each of the following conditions precedent:

         5.1 AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT. The Agent and each Bank shall have received an original counterpart of this Amendment No. 1 to Credit and Security Agreement, executed and delivered by a duly authorized officer of Borrower, the Agent, and each of the Banks.



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6. MISCELLANEOUS.

         6.1 GOVERNING LAW. This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

         6.2 SEVERABILITY. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

         6.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.





                     [REMAINDER OF PAGE INTENTIONALLY BLANK]



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         IN WITNESS WHEREOF, Borrower has caused this Amendment No. 1 to Credit and Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.




KEY CORPORATE CAPITAL INC., as Agent        PARAGON CORPORATE HOLDINGS INC.


____________________________________        ___________________________________

By:_________________________________        By:________________________________

Its:________________________________        Its:_______________________________



KEY CORPORATE CAPITAL INC., as a Bank       KEY CORPORATE CAPITAL INC., as a
                                            Letter of Credit Bank

____________________________________        ___________________________________

By:_________________________________        By: _______________________________

Its:________________________________        Its:_______________________________





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